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                                                                     EXHIBIT T3B


                     LIMITED LIABILITY COMPANY AGREEMENT OF
                           NEW MILLENNIUM HOMES, LLC
                      A Delaware Limited Liability Company

     THIS LIMITED LIABILITY COMPANY AGREEMENT OF NEW MILLENNIUM HOMES, LLC dated as of August 28, 1997, is adopted, executed and agreed to, for good and valuable consideration, by and among NEW MILLENNIUM HOMES, LLC, a Delaware limited liability company, and Jack McDonald, and any other Persons who become Shareholders of the Company or parties hereto as provided herein.

                                   ARTICLE 1
                                  DEFINITIONS

     1.01  Definitions.  As used in this Agreement, the following terms have the
           -----------
respective meanings set forth below:

          5 Percent Shareholder - has the meaning assigned to it in Section
          ---------------------
     3.08(c).

          Act - means the Delaware Limited Liability Company Act and any
          ---
     successor statute, as amended from time to time.

          Agreement - means this Limited Liability Company Agreement, as amended
          ---------
     from time to time.

          Bankruptcy - means with respect to any Person, that (a) such Person
          ----------
     (i) makes an assignment for the benefit of creditors; (ii) files a voluntary petition in bankruptcy, (iii) is insolvent, or has entered against such Person an order for relief in any bankruptcy or insolvency proceeding; (iv) files a petition or answer seeking for such Person any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any Law; (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in a proceeding of the type described in subclauses (i) through (iv) of this clause (a); or (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of such Person or of all or any substantial part of such Person's properties; or (b) 120 days have passed after the commencement of any proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any Law, if the proceeding has not been dismissed, or 90 days have passed after the appointment without such Person's consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of such Person's properties, if the appointment is not vacated or stayed, or 90 days have passed after the date of expiration of any such stay, if the appointment has not been vacated.

          Board of Directors - means the Directors of the Company acting as a
          ------------------
     group to exercise management powers over the business and affairs of the Company, as more fully described in Section 7.02(a).

          Board Slate - has the meaning assigned to it in Section 7.02(c).
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          Capital Account - means the account to be maintained by the Company
          ---------------
     for each Shareholder in accordance with Treasury Regulation Section 1.704-l(b)(2)(iv), adjusted as permitted by Treasury Regulation Section 1.704-1(b)(2)(iv)(f) and as required by the other provisions of Treasury Regulation Section 1.704-1(b)(2)(iv) and Treasury Regulation Section 1.704-l(b)(4).

          Capital Contribution - has the meaning assigned to it in Section
          --------------------
     5.01(a).

          Certificate - has the meaning assigned to it in Section 3.05.
          -----------

          Code - means the United States Internal Revenue Code of 1986, as
          ----
     amended from time to time. All references herein to sections of the Code shall include any corresponding provision or provisions of succeeding Law.

          Common Shares - means the "Common Shares" described in Section 4.01(a)
          -------------
     and having the designations, preferences and relative, participating, optional or other special rights, powers and duties specified with respect to Common Shares in this Agreement.

          Company - means New Millennium Homes, LLC, a Delaware limited
          -------
     liability company.

          Company Securities - means any equity securities of the Company,
          ------------------
     including, without limitation, the Common Shares and any Preferred Shares and any other class or series of equity securities lawfully issued by the Company. To the extent set forth in Article 4 and in any Designation creating a class or series of Company Securities, Company Securities represent a fractional part of the Shareholder Interests.

          Delaware General Corporation Law - means Title 8 of the Delaware Code,
          --------------------------------
     as amended from time to time.

          Designation - has the meaning assigned to it in Section 4.03(b).
          -----------

          Director - has the meaning assigned to it in Section 7.02(a).
          --------

          Dissolution Event - has the meaning assigned to it in Section 10.01.
          -----------------

          Excess Interest - has the meaning assigned to it in Section 3.08.
          ---------------

          Indemnitee - has the meaning assigned to it in Section 7.06(a).
          ----------

          Law - means any applicable constitutional provision, statute, act,
          ---
     code (including the Code) law, regulation, rule, ordinance, order, decree, ruling, proclamation, resolution, judgment, decision, declaration, or interpretative or advisory opinion or letter of a governmental authority.

          Majority Interest - means, with respect to any matter, Shareholders
          -----------------
     holding Company Securities possessing a majority of the voting power of all Outstanding Company Securities entitled to vote with respect to such matter.

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          Net Income - means, for any period, the excess, if any, of the
          ----------
     Company's items of income and gain for such period over the Company's items of loss and deduction for such period, including items described in Sections 705(a)(1)(B) and 705(a)(2)(B) of the Code.

          Net Loss or Net Losses - means, for any period, the excess, if any, of
          --------    ----------
     the Company's items of loss and deduction for such period over the Company's items of income and gain for such period, including items described in Sections 705(a)(1)(B) and 705(a)(2)(B) of the Code.

          Newco Securities - has the meaning assigned to it in Section 7.10.
          ----------------

          Officer - means any Person elected as an officer of the Company as
          -------
     provided in Section 7.04, and unless the Board of Directors provides otherwise, the Chairman of the Board; provided that such term does not include any Person who has ceased to be an Officer of the Company or the Chairman of the Board, as the case may be.

          Opinion of Counsel - means a written opinion of counsel (who may be
          ------------------
     regular counsel to the Company or any Subsidiary of the Company) acceptable to the Board of Directors, any committee thereof or any Officer.

          Organizational Certificate - has the meaning assigned to it in Section
          --------------------------
     2.01.

          Outstanding - means, with respect to the Company Securities, all
          -----------
     Company Securities that are issued by the Company and reflected as outstanding on the Company's books and records as of the date of determination.

          Person - means a natural person, partnership (whether general or
          ------
     limited), limited liability company, limited liability partnership, governmental entity, trust, estate, association, joint-venture, corporation, custodian, nominee or any other individual or entity in its own or any representative capacity.

          Plan Effectiveness Date - means the first day on which the Official
          -----------------------
     Committee of Unsecured Creditors' Amended Plan of Reorganization for Baldwin Building Contractors, a California limited partnership, shall be effective.

          Preferred Shares - means any series of Preferred Shares created
          ----------------
     pursuant to a Designation pursuant to Section 4.03(b).

          Record Holder - means the Person in whose name a Company Security is
          -------------
     registered on the books and records of the Company as contemplated in
     Section 3.05.

          Shareholder - means any Person executing this Agreement as of the date
          -----------
     of this Agreement and any person who thereafter becomes a Record Holder of any Company Security as provided in this Agreement, but such term does not include any Person who has ceased to be a Record Holder of any Company Security. Shareholders are "members" (as such term is defined in the Act) of the Company.

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          Shareholder Interests - means all the limited liability company
          ---------------------
     interests (as such term is defined in the Act) of the Shareholders, including (i) the right to share in the income, gain, loss, deduction and credits of, and the right to receive dividends and other distributions from, the Company, (ii) all other rights, benefits and privileges enjoyed by the Shareholders (under the Act, the Organizational Certificate, this Agreement or otherwise) in their capacity as Shareholders, including rights to vote, consent and approve and (iii) all obligations, duties and liabilities imposed on the Shareholders (under the Act, the Organizational Certificate, this Agreement or otherwise) in their capacity as Shareholders.

          Subsidiary - means any corporation or other entity more than 50% of
          ----------
     the outstanding capital stock, membership interests or partnership interests of which at the time of determination are owned by the Company, whether directly or indirectly through one or more Subsidiaries, or both.

          Supermajority Interest - means, with respect to any matter,
          ----------------------
     Shareholders holding Company Securities possessing at least 75% of the voting power of all Company Securities entitled to vote with respect to such matter.

          Tax Matters Shareholder - has the meaning assigned to it in Section
          -----------------------
     8.03.

          Transfer - has the meaning assigned to it in Section 3.08(a).
          --------

          Transfer Agent - means the Company or any bank, trust company or other
          --------------
     Person appointed from time to time by the Board of Directors to act as registrar and transfer agent for the Company Securities.

          Transferee - has the meaning assigned to it in Section 3.08(a).
          ----------

          Transferor - has the meaning assigned to it in Section 3.08(c).
          ----------

          Treasury Regulations - means the regulations promulgated by the United
          --------------------
     States Department of the Treasury pursuant to and in respect of provisions of the Code. All references herein to sections of the Treasury Regulations shall include any corresponding provisions of succeeding, similar, substitute, proposed or final Treasury Regulations.

Other terms defined herein have the meanings so given them.

     1.02  Construction.  Unless the context requires otherwise:  (a) the gender
           ------------
(or lack of gender) of all words used in this Agreement includes the masculine, feminine and neuter, (b) references to Articles and Sections refer to Articles and Sections of this Agreement; (c) "including" means "including, without limitation"; and (d) the Appendices attached hereto are incorporated herein by reference.

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                                   ARTICLE 2
                                  ORGANIZATION

     2.01  Formation.  The Company has been organized as a Delaware limited
           ---------
liability company by the filing of a Certificate of Formation under and pursuant to the Act. The Certificate of Formation may be amended in accordance with the provisions of Article 12. The Certificate of Formation as so amended from time to time, is referred to herein as the "Organizational Certificate." The Board
                                       --------------------------
of Directors shall deliver a copy of the Organizational Certificate and any amendment thereto to any Shareholder who so requests.

     2.02  Name.  The name of the Company is "New Millennium Homes, LLC" and all
           ----
Company business must be conducted in that name or such other names that comply with Law as the Board of Directors may select.

     2.03  Registered Office; Registered Agent; Principal Office; Other Offices.
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The registered office of the Company required by the Act to be maintained in the
State of Delaware shall be the office of the initial registered agent for service of process named in the Organizational Certificate or such other office (which need not be a place of business of the Company) as the Board of Directors may designate as permitted by Law. The registered agent for service of process of the Company in the State of Delaware shall be the initial registered agent for service of process named in the Organizational Certificate or such other Person or Persons as the Board of Directors may designate as permitted by Law. The principal office of the Company in the United States shall be 2823 McGaw Avenue, Irvine, California 92614, or such other place as the Board of Directors may from time to time designate which need not be in the State of Delaware, and the Company shall maintain records there and shall keep the street address of such principal office at the registered office of the Company in the State of Delaware. The Company may have such other offices as the Board of Directors may designate.

     2.04  Purpose.  The purpose of the Company is to hold equity interests in
           -------
certain entities engaging in the business of the construction, development and sale of residential homes including, without limitation, all of the equity interests of NM Homes One, LLC, a Delaware limited liability company, and NM Homes Two, LLC, a Delaware limited liability company, including any successor entities thereto. However, the business and purposes of the Company shall not be limited to its initial principal business activity and, unless the Board of Directors otherwise determines, it shall have authority to engage in any other lawful business, purpose or activity permitted by the Act, and it shall possess and may exercise all of the powers and privileges granted by the Act or which may be exercised by any person, together with any powers incidental thereto, so far as such powers or privileges are necessary or convenient to the conduct, promotion or attainment of the business purposes or activities of the Company.

     2.05  Foreign Qualification.  The Board of Directors shall cause the
           ---------------------
Company to be qualified or registered under applicable laws of any jurisdiction in which the Company transacts business and shall be authorized to execute, deliver and file any certificates and documents necessary to effect such qualification or registration.

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     2.06  Term.  The Company commenced on August 18, 1997 (by the filing of the
           ----
Organizational Certificate with the Secretary of State of the State of Delaware) and its existence shall be perpetual, unless and until it is dissolved in accordance with Article 10.

     2.07  No State-Law Partnership.  The Shareholders intend that the Company
           ------------------------
not be a partnership (including a limited partnership) or joint venture, and that no Shareholder be a partner or joint venturer of any other Shareholder, for any purposes other than federal and state tax purposes, and this Agreement may not be construed to suggest otherwise.

     2.08  Title to Company Assets.  Title to Company assets, whether real,
           -----------------------
personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Shareholder, Director or Officer, individually or collectively, shall have any ownership interest in such Company assets or any portion thereof. Title to any or all of the Company assets may be held in the name of the Company or one or more of its Subsidiaries or one or more nominees, as the Board of Directors may determine. All Company assets shall be recorded as the property of the Company in its books and records, irrespective of the name in which record title to such Company asset is held.

     2.09  Power of Attorney.
           -----------------

     (a) Each Shareholder hereby constitutes and appoints the Chief Executive Officer and President and each Vice President, with full power of substitution, as his true and lawful agent and attorney-in-fact, with full power and authority in his name, place and stead, to:

          (i) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) all certificates, documents and other instruments (including, without limitation, this Agreement and the Organizational Certificate and all amendments or restatements thereof) that the Board of Directors deems necessary or appropriate to form, qualify or continue the existence or qualification of the Company in the State of Delaware and in all other jurisdictions in which the Company may conduct business or own property; (B) all certificates, documents and other instruments that the Board of Directors deems necessary or appropriate to reflect, in accordance with it terms, any amendment, change, modification or restatement of this Agreement; (C) all certificates, documents and other instruments (including conveyances and a certificate of cancellation) that the Board of Directors deems necessary or appropriate to reflect the dissolution and liquidation of the Company pursuant to the terms of this Agreement; (D) all certificates, documents and other instruments relating to the registration or transfer of any Company Security or Capital Contribution; (E) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of any class or series of Company Securities; and (F) all certificates, documents and other instruments (including agreements and certificates of merger) relating to a merger or consolidation of the Company; and

          (ii) execute, swear to, acknowledge, deliver, file and record all ballots, consents, approvals, waivers, certificates, documents and other instruments necessary or appropriate, in the sole discretion of the Board of Directors, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Shareholders hereunder or is consistent with the terms of this Agreement or is necessary to effectuate the terms or intent of this Agreement.

Nothing contained in this Section 2.09 shall be construed as authorizing the Board of Directors to amend this Agreement except as expressly provided in this Agreement.

     (b) The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, Bankruptcy or termination of any Shareholder or the transfer of any Company Securities and shall extend to a Shareholder's heirs, successors, assigns and personal representatives.

     2.10  Fiscal Year.  The fiscal year of the Company shall end on December 31
           -----------
in each year.

                                   ARTICLE 3
                          SHAREHOLDERS; CERTIFICATES;
                         TRANSFER OF COMPANY SECURITIES

     3.01  Shareholders.
           ------------

     (a) A Person shall be admitted as a Shareholder, and shall become bound by this Agreement, if such Person executes this Agreement or, without such execution, if such Person purchases or otherwise lawfully acquires any Company Securities and becomes the Record Holder of such Company Securities in accordance with the provisions of Section 3.06 and Section 3.08. Unless otherwise provided in this Agreement or as otherwise provided with respect to a series of Preferred Shares in any Designation creating such series, a Person may become a Record Holder without the consent or approval of any of the Shareholders. Existing Shareholders shall have no preemptive or similar right to subscribe to the issuance of new Company Securities.

     (b) The name and mailing address of each Shareholder shall be listed on the books and records of the Company. The Secretary of the Company shall be required to update the books and records from time to time as necessary to accurately reflect the information therein. A Shareholder's Company Securities shall be represented by the Certificate or Certificates held by such Shareholder.

     3.02  Liability to Third Parties.  No Shareholder or beneficial owner of
           --------------------------
Company Securities shall be liable for the debts, obligations or liabilities of the Company.

     3.03  Expulsion.  A Shareholder may not be expelled or removed as a
           ---------
Shareholder of the Company.

     3.04  No Duties.  (a) To the fullest extent permitted by Law or in equity,
           ---------
none of the Shareholders shall owe any duties (including fiduciary duties) to the other Shareholders in connection with the business of the Company, any action by any Shareholder pursuant to this Agreement, any approval or withholding of consent contemplated by this Agreement, in connection with ownership of the Shareholder Interests, or in connection with their separate

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business activities or otherwise.  Whenever in this Agreement the Shareholders are permitted or required to make a decision or to give or withhold approval or consent, (i) in their "sole discretion" or "discretion" or under a grant of similar authority or latitude, each such Shareholder shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Company or the other Shareholders, or (ii) in their "good faith" or under another expressed standard, each such Shareholder shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement or any other agreement contemplated herein or by relevant provisions of Law or in equity or otherwise or (iii) if no standard is expressed, the Shareholders shall be entitled to act in their sole discretion. Moreover, no Shareholder shall have any obligation to otherwise consider the interests of the other Shareholders in exercising any rights pursuant to this Agreement.

     (b) Except as expressly provided in this Agreement, nothing in this Agreement shall (i) limit or restrict the right of any Shareholder, directly or indirectly, to engage in any business ventures or investments other than the Company, of any nature whatsoever, or (ii) be deemed to confer upon the Company or the other Shareholders any right or interest in any other venture or investment or any income, profit or other benefit derived therefrom, and the pursuit of any such activities in competition with the business of the Company shall not be deemed wrongful or improper.

     3.05  Certificates.  Certificates ("Certificates") evidencing Company
           ------------                  ------------
Securities shall be in such form, not inconsistent with that required by the Act or any other Law and this Agreement, as shall be approved by the Board of Directors. The Company shall issue to each Shareholder one or more Certificates, signed by the Chief Executive Officer, President, Vice President, or the Treasurer of the Company certifying the number of Company Securities (and, if there shall be more than one class or series of Company Securities, the class and series of such Company Securities) owned by such Shareholder; provided, however, that the signatures on the Certificate may be facsimile. In
--------  -------
case any Officer who shall have signed or whose facsimile signature shall have been placed upon any such Certificate or Certificates shall have ceased to be such Officer before such Certificate is issued by the Company, such Certificate may nevertheless be issued by the Company with the same effect as if such person were such Officer at the date of issue. Certificates shall be consecutively numbered and shall be entered in the books and records of the Company as they are issued and shall exhibit the holder's name and number of Company Securities.

     Each Certificate shall at all times bear the following legend and such other legends as the Board of Directors determines are necessary or appropriate under applicable law:

          THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN TRANSFER RESTRICTIONS CONTAINED IN THE NEW MILLENNIUM HOMES, LLC LIMITED LIABILITY COMPANY AGREEMENT, DATED AS OF AUGUST 28, 1997, AS AMENDED AND/OR AMENDED AND RESTATED FROM TIME TO TIME (A COPY OF WHICH MAY BE OBTAINED FROM NEW MILLENNIUM HOMES, LLC WITHOUT CHARGE, UPON REQUEST). THE HOLDER OF THIS CERTIFICATE, BY

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          ACCEPTANCE HEREOF, SHALL BE DEEMED TO HAVE AGREED TO, AND SHALL BE
          BOUND BY SUCH AGREEMENT.

     3.06  Register, Registration of Transfer and Exchange.
           -----------------------------------------------

     (a) The Company shall keep or cause to be kept on behalf of the Company a register that, subject to any requirements of the Board of Directors and subject to the provisions of Section 3.06(b) and Section 3.08, will provide for the registration and transfer of Company Securities. The Transfer Agent is hereby appointed registrar and transfer agent for the purpose of registering Company Securities and transfers of Company Securities as herein provided. The Company shall not recognize transfers of Company Securities unless such transfers are
(i) effected in the manner described in this Section 3.06 and (ii) in accordance with the terms and provisions of Section 3.08. Upon surrender for registration of transfer of any Certificate, and subject to the provisions of Section 3.06(b) and Section 3.08, the appropriate Officer of the Company shall execute, and the Transfer Agent shall deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the Record Holder's instructions, one or more new Certificates evidencing the same aggregate number of shares of Company Securities as was evidenced by the Certificate so surrendered.

     (b) The Company shall not recognize any transfer of Company Securities until the Certificates evidencing such Company Securities are surrendered to the Transfer Agent for registration of transfer. No charge shall be imposed by the Company for such transfer, provided, that, as a condition to the issuance of any new Certificate under this Section 3.06, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto.

     (c) By transfer of Company Securities in accordance with this Section 3.06, subject to compliance with the provisions of Section 3.08, the transferor shall be deemed to have given the transferee the right to be admitted to the Company as a Shareholder, and each transferee of Company Securities (including, without limitation, any nominee holder or an agent acquiring such Company Securities for the account of another Person) shall become a Shareholder with respect to the Company Securities so transferred to such Person when any such transfer and admission is reflected in the books and records of the Company.

     (d) The Company shall be entitled to recognize the Record Holder as the owner of Company Securities and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Company Securities on the part of any other Person, whether or not the Company shall have actual or other notice thereof, except as otherwise provided by Law or any applicable rule, regulation, guideline or requirement of any securities exchange on which the Company Securities are listed for trading. Subject to (i) the foregoing provisions of this Section 3.06(d), (ii) the provisions of Sections 3.08 and
Article 4 and (iii) with respect to any class or series of Company Securities, the provisions of any Designations creating such class or series, Company Securities shall be freely transferable to any Person. The transfer of any Company Securities and the admission of any new Shareholder shall not constitute an amendment to this Agreement.

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

     (e) Each dividend or other distribution in respect of Company Securities shall be paid by the Company, directly or through the Transfer Agent or through any other Person or agent, only to the Record Holders thereof as of the record date set for the dividend or other distribution. Such payment shall constitute full payment and satisfaction of the Company's liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

     3.07  Mutilated, Destroyed, Lost or Stolen Certificates.
           -------------------------------------------------

     (a) If any mutilated Certificate is surrendered to the Transfer Agent, then the appropriate Officer on behalf of the Company shall execute, and upon the Company's request the Transfer Agent shall deliver in exchange therefor, a new Certificate evidencing the same number and type of Company Securities as the Certificate so surrendered.

     (b) The appropriate Officers on behalf of the Company shall execute, and upon its request the Transfer Agent shall deliver a new Certificate in place of, any Certificate previously issued if the Record Holder of the Certificate:

         (i) makes proof by affidavit in form and substance satisfactory to an Officer, that a previously issued Certificate has been lost, destroyed or stolen;

         (ii) requests the issuance of a new Certificate before the Company has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

         (iii) if requested, delivers to the Company a bond, in form and substance satisfactory to the Company, with surety or sureties and with fixed or open penalty as the Company may reasonably direct, in its sole discretion, to indemnify the Company and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and

         (iv) satisfies all other reasonable requirements imposed by the Company.

If a Shareholder fails to notify the Company within a reasonable time after he has notice of the loss, destruction or theft of a Certificate, and a transfer of the Company Securities represented by the Certificate is registered before the Company or the Transfer Agent receives such notification, the Shareholder shall be precluded from making any claim against the Company or the Transfer Agent for such transfer or for a new Certificate.

     (c) As a condition to the issuance of any new Certificate under this
Section 3.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent) reasonably connected therewith.

     3.08  Restrictions on Transfer.
           ------------------------

     (a) No Shareholder and no transferee of Company Securities shall sell, assign, transfer, pledge, hypothecate, gift or in any other manner dispose of or encumber, whether

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

voluntarily or by operation of law (in any such case, a "Transfer"), any Company
                                                         --------
Securities or interests therein now held or hereafter acquired to any Person (a "Transferee") unless such Transfer is in accordance with the terms and
 ----------
conditions of this Section 3.08. Any attempted Transfer of Company Securities not in accordance with the terms and conditions of this Section shall be null and void ab initio, and the Company shall not reflect on its records any change
         -- ------
in record ownership of any Company Securities as a result of any such attempted transfer. In addition to any other legal or equitable remedies which it may have, the Company may enforce its rights by actions for specific performance to the extent permitted by law.

     (b) During the Company's first taxable year, and until such time, if ever, that the State of California adopts rules for determining the status of an entity as a partnership or as an association taxable as a corporation that are substantially similar to the rules in Treasury Regulations (S)(S) 301.7701-2, -3 and -4, Company Securities may be Transferred, subject to the provisions of 3.08(c), only with the approval of holders of a Majority Interest.

     (c) Every Transfer of Company Securities, including any Transfer permitted under Section 3.08(b), shall be subject to the following requirements:

         (i)   No Person may Transfer (a "Transferor") any Company Securities to
                                          ----------
               a Person that, after the Transfer (whether or not as a result of the Transfer), will qualify as, or will have its Company Securities attributed to, a 5 Percent Shareholder of any wholly owned subsidiary of the Company within the meaning of (S) 382(k)(7) of the Code (a "5 Percent Shareholder"). To the extent
                                         ---------------------
               that any Transfer of Company Securities causes a Transferee to become a 5 Percent Shareholder or otherwise increases the number of Company Securities held by any 5 Percent Shareholder, that Transfer shall be void ab initio and the Transferor of the
                                      -- ------
               Company Securities will be deemed to retain that portion of the Transferred Company Securities that caused the Transferee or a person to whom the Transferee's holdings are attributed to become a 5 Percent Shareholder. The portion deemed retained by the Transferor is referred to as the "Excess Interest." If any
                                                 ---------------
               Transferee purports to own the Excess Interest, the Company is authorized, as agent for the Transferor, to sell the Excess Interest to a Person or Persons that would not be 5 Percent Shareholders after the sale and shall apply the proceeds of any sale, (x) first, to the costs of sale, (y) second, to reimburse the purported owner an amount up to the purported owner's purchase price, and (z) any remaining proceeds to be paid to the Transferor.

         (ii) Any Shareholder that qualifies as a 5 Percent Shareholder as of the Plan Effectiveness Date may Transfer in any period of three
               (3) consecutive years a maximum number of Company Securities equal to that percentage of Company Securities held by such Shareholder on the Plan Effectiveness Date that is equal to the product of (x) ninety-five percent (95%) and (y) a fraction (not greater than one), the numerator of which is fifty percent (50%) and the denominator of which is the percentage interest in the

               Company owned by all Shareholders on the Plan Effectiveness Date that are 5 Percent Shareholders.

         (iii) No Person may acquire Company Securities that would cause that Person or a Person to whom such Person's Company Securities are attributed to 2 become a 5 Percent Shareholder. No 5 Percent Shareholder may acquire Company Securities that would cause the ownership interest of such 5 Percent Shareholder or of a Person to whom such 5 Percent Shareholder's Company Securities are attributed in the Company to increase. An attempted acquisition of Company Securities that causes an acquiring person to violate the preceding sentence shall be void ab initio and the relevant
                                                    ---------
               Company Securities shall be treated as Excess Interests.

         (iv) For the purposes of this Section 3.08(c), a Person will not be treated as a 5 Percent Shareholder solely because of the Person's membership in a public group that is treated as a 5 Percent Shareholder.

         (v) The Board of Directors may, in its sole discretion, waive any of the requirements in clauses (i), (ii) and (iii) above with respect to any Transfer. The Board of Directors may condition its waiver in any manner it chooses, including imposing restrictions on subsequent Transfers by any Transferor or Transferee in the Transfer as to which it granted a waiver.

                                   ARTICLE 4
                AUTHORIZATION AND ISSUANCE OF COMPANY SECURITIES

     4.01  Company Securities Generally.
           ----------------------------

     (a)   Company Securities Authorized.  The aggregate number of shares of
           -----------------------------
Common Shares which the Company shall have authority to issue is 30,000,000 and the aggregate number of shares of Preferred Shares which the Company shall have authority to issue is 5,000,000.

     (b)   Nonvoting Company Securities.  In accordance with Section 1123(a)(6)
           ----------------------------
of the Bankruptcy Code of 1978, as amended, all Company Securities shall be voting securities and the Common Shares shall have such voicing rights as are contained in this Agreement and, with respect to a series of Preferred Shares, in the Designation creating such series of Preferred Shares; provided, however,
                                                             --------  -------
that all shares of a series of Preferred Shares shall have preferences, limitations and relative rights identical with those of other Company Securities of the same series.

     (c) Listing on a Public Exchange.  No Company Securities shall be listed
         ----------------------------
for trading on any securities exchange or quoted through the Nasdaq Stock Market or any other comparable automated quotation system.

     4.02  Common Shares.  The powers, preferences, participating, optional or
           -------------
other special rights of, and the qualifications, limitations and restrictions of, and other matters relating to, the Common Shares are as set forth below in this Section 4.02.

          (a) Ranking.  The Common Shares are subject to all the powers,
              -------
     preferences, rights, privileges, preferences and priorities of any classes or series of Preferred Shares, as set forth herein or in any Designation creating a series of Preferred Shares.

          (b) Distributions and Allocations.  Subject to the preferences,
              -----------------------------
     limitations and relative rights of any series of Preferred Shares, each holder of Common Shares shall share in each item of Company income, gain, loss, deduction and credit as provided in Article 6.

          (c) Redemption.  The Common Shares are not subject to any right of
              ----------
     redemption by the Company.

          (d) Liquidation.  Subject to the preferences, limitations and relative
              -----------
     rights of any series of Preferred Shares, each holder of Common Shares shall upon liquidation, dissolution or winding up of the Company, be entitled to all remaining assets after satisfaction of the Company's liabilities to creditors, paid in proportion to the positive Capital Account balances of such holders.

          (e) Conversion.  The Common Shares shall not have any conversion
              ----------
     rights.

          (f) Voting.  Subject to the preferences, limitations and relative
              ------
     rights of any series of Preferred Shares, each holder of Common Shares shall be entitled to one vote per Common Share on matters submitted to a vote or consent of Shareholders.

          (g) Restrictions on Transfer.  Each holder of Common Shares shall be
              ------------------------
     subject to the restrictions on transfer set forth in Section 3.08.

     Each Common Share shall be identical in all respects with each other Common Share.

     4.03  Additional Company Securities.
           -----------------------------

     (a) Subject to the guidelines set forth in this Section 4.03 and the requirements of the Act and other applicable Law, the Board of Directors shall have the power to cause the Company to issue (i) additional Common Shares up to the maximum number authorized in Section 4.01(a)), and (ii) Preferred Shares up to the maximum number authorized in Section 4.01(b), in each case for any Company purpose, at any time or from time to time, for such consideration and on such terms and conditions as shall be established by the Board of Directors in its sole discretion, all without the approval of any Shareholder except as otherwise provided in this Agreement or any Designation creating any series of Preferred Shares. The consideration for subscriptions to, or the purchase of, Company Securities shall be paid in such form and in such manner as the Board of Directors shall determine. Company Securities so issued in accordance with the determination of the Board of Directors shall be deemed to be fully paid and, except to the extent specified in Section 18-607(b) of the Act, non-assessable if the entire amount of such consideration has been received by the Company for such Company Securities in the form of cash, property or services rendered, or a promissory note or other obligation to contribute cash or property or to perform services.

     (b) Preferred Shares shall be issuable from time to time in one or more series, with such designations, preferences and relative, participating, optional or other special rights powers and duties (including rights to participate in allocations of income, gain, loss, deductions and credits) as shall be fixed by the Board of Directors in the exercise of its sole discretion (subject to the guidelines set forth in this Section 4.02 and the requirements of the Act and other applicable Law) and reflected in a written action or actions approved by the Board of Directors (each, a "Designation", each of which
                                                     -----------
shall be deemed an amendment to this Agreement). Each subsequent Designation when approved by the Board of Directors shall be deemed to be set forth in this
Article 4. Each Designation shall provide for the issuance of Preferred Shares of a particular series and shall set forth, without limitation, (i) the allocations of items of Company income, gain, loss, deduction and credit to such series of Preferred Shares, and the priority of such allocations relative to other classes or series of Preferred Shares; (ii) the right of such series of Preferred Shares to share in dividends and the priority of such series relative to the rights of other classes or series to share in dividends; (iii) the rights of such series of Preferred Shares upon dissolution and liquidation of the Company; (iv) whether such series of Preferred Shares is redeemable by the Company and, if so, the price at which, and the terms and conditions upon which, such series of Preferred Shares may be redeemed by the Company; (v) whether such series of Preferred Shares is issued with the privilege of conversion and, if so the rate at which, and the terms and conditions upon which, such series of Preferred Shares may be converted into any other class or series of Company Securities or other property; (vi) the terms and conditions upon which such series of Preferred Shares will be issued, and assigned or transferred; and
(vii) the right, if any, of such series of Preferred Shares to vote on Company matters, including matters relating to the relative rights, preferences and privileges of such series. Without limitation of the foregoing, the Board of Directors may, in its sole discretion, authorize the issuance of Preferred Shares that have preference over each or certain other classes or series of Company Securities in any of the foregoing rights, including with respect to voting rights, participation in the profits and asset of the Company, including the right to receive dividends and the right to receive in-kind payments of the assets of the Company upon voluntary or involuntary dissolution, winding up or termination of the Company, conversion or redemption rights, or other rights, privileges or matters. The Board of Directors may authorize one or more Officers to execute, swear to, acknowledge, deliver, file and record whatever documents may be required, convenient or desirable in connection with the issue from time to time of such Preferred Shares, and to do all other things necessary to comply with the Act and other applicable Law. A Designation shall be effective when a duly executed and attested original of same is delivered to the Secretary for inclusion among the permanent records of the Company and upon the satisfaction of such other requirements, if any, of the Act.

     (c) In addition, the Board of Directors shall have the power to create and cause the Company to issue, whether or not in connection with the issue and sale of any Company Securities, rights or options entitling the holders thereof to purchase from the Company any Company Securities of any class or series (whether or not such class or series had theretofore been created), such rights or options to be evidenced by such instrument or instruments as shall be approved by the Board of Directors. The terms upon which, including the time or times (which may be limited or unlimited in duration) at or within which, and the price or prices at which any such Company Securities may be purchased from the Company upon the exercise of any such right or option, shall be such as shall be stated in a resolution adopted by the Board of Directors provided for the creation and issue of such rights or options, and, in every such case, shall be set forth or incorporated by reference in the instrument or instruments evidencing such rights or options. The Board of Directors shall have sole discretion, subject to the provisions of this Agreement and the requirements of the Act and other applicable law, in determining the consideration to be paid to the Company for, and the terms and conditions with respect to, the issuance of any such rights or options.

     4.04  Splits and Combinations.
           -----------------------

     (a) Subject to Section 4.04(b), the Board of Directors may make a pro rata distribution of Company Securities to all Record Holders or may effect a subdivision, combination or reclassification of any class or series of Company Securities, including the Common Shares and any series of Preferred Shares; provide, however, that after such distribution, subdivision, combination or
-------  -------
reclassification, each Shareholder shall have the same Shareholder Interest (except by operation of Section 4.04(b)) as before such distribution, subdivision or combination.

     (b) The Company shall not issue fractional shares of any Company Securities (whether in connection with any distribution, subdivision or combination of units or otherwise). If a distribution, subdivision or combination of shares would result in the issuance of fractional shares but for this Section 4.04(b), each fractional share shall be rounded to the nearest whole share (and a 0.5 share shall be rounded to the next higher whole share).

                                   ARTICLE 5
                             CAPITAL CONTRIBUTIONS

     5.01  Capital Contributions.  (a) The amount of money and the fair market
           ---------------------
value (as of the date of contribution) of any property (other than money) contributed to the Company by a Shareholder in respect of the issuance of Company Securities to such Shareholder shall constitute a "Capital
                                                           -------
Contribution."  Any reference in this Agreement to the Capital Contribution of a
------------
Shareholder shall include a Capital Contribution of his predecessors in interest.

     (b) Except as otherwise provided in this Agreement, no Shareholder shall have any right (or obligation) to make any Capital Contributions to the Company.

     5.02  Return of Contributions.  A Shareholder is not entitled to the return
           -----------------------
of any part of its Capital Contributions or to be paid interest in respect of either its Capital Account or its Capital Contributions. An unrepaid Capital Contribution is not a liability of the Company or of any Shareholder. No Shareholder will be required to contribute or to lend any cash or property to the Company to enable the Company to return any Shareholder's Capital Contributions.

     5.03  Capital Accounts.  A Capital Account shall be established and
           ----------------
maintained for each Shareholder. The initial balances of the Capital Accounts of the Shareholders shall be as set forth on Schedule 1 hereto.
                                             ----------

     5.04  Revaluations.  Upon the issuance of any Company Securities, the Board
           ------------
of Directors may, in its discretion, cause the Capital Accounts of the Shareholders to be adjusted (upward or downward, as applicable) in the manner and to the extent that such Capital Accounts would be adjusted if the Company's property were sold as of such date for its fair market value

(determined in any manner selected by the Board of Directors) and the net gain or net loss, as applicable, resulting from such deemed sale of assets were "Net Income" or "Net Losses," as applicable, and allocated pursuant to Section 6.01 of this Agreement.

                                   ARTICLE 6
                         ALLOCATIONS AND DISTRIBUTIONS

     6.01  Allocations for Capital Account Purposes.  Unless otherwise provided
           ----------------------------------------
with respect to a series of Preferred Shares in any Designation creating such series, the Company's Net Income and Net Losses shall be allocated among the Shareholders in accordance with their respective Shareholder Interests pursuant to Treasury Regulation Section 1.704-l(b)(1)(i). The allocations pursuant to the preceding sentence shall, unless successfully challenged by a federal or state taxing authority, be made by the Board of Directors and shall be binding on the Shareholders.

     6.02  Allocations for Tax Purposes.  For income tax purposes, each item of
           ----------------------------
income, gain, loss, deduction and credit of the Company shall be allocated among the Shareholders in the same manner as the correlative item of Net Income or Net Loss is allocated for Capital Account purposes, except that gain or loss with respect to property contributed to the Company by a Shareholder or revalued pursuant to Treasury Regulation Section 1.704-l(b)(2)(iv)(f) shall be allocated among the Shareholders in a manner that takes into account the variation between the adjusted tax basis of such property and its book value, as required by
Section 704(c) of the Code and Treasury Regulation Section 1.704-1(b)(4)(i), using any method permitted by applicable Treasury Regulations as determined by the Board of Directors.

     6.03  Other Allocation Principles.  (a)  Net Income, Net Loss, or any item
           ---------------------------
of income, gain, loss, deduction and credit allocable to any period shall be determined on a daily, monthly or other basis, as determined by the Board of Directors using any method that is permissible under Section 706 of the Code and the Treasury Regulations thereunder, provided that any transfer, issuance, or reduction of a Shareholder Interest shall be effective for purposes of Section 706 as of the beginning of the next succeeding day, after such transfer, issuance or reduction.

     (b) The Board of Directors shall have sole discretion to (i) adopt such conventions as it deems appropriate for determining items of income, gain, loss and deduction; (ii) make special allocations of income or deductions for tax purposes; and (iii) amend the provisions of this Agreement as appropriate to (x) reflect the proposal or promulgation of Treasury Regulations or (y) preserve or achieve uniformity of shares of Company Securities (or any class or classes or series thereof) or the Capital Accounts underlying such shares; provided, that such conventions, allocations or amendments do not have a material adverse effect on the Shareholders or the Company and such allocations are consistent with the principles of Section 704 of the Code.

     (c) Any Shareholder who unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulations Section 1.704-l(b)(2)(ii)(d)(4), (5) or (6) that causes a deficit balance in its Capital Account (in excess of any deemed deficit restoration obligation pursuant to Treasury Regulations Sections 1.704-2(g)(1) and (i)(5), and adjusted as provided in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)) shall be allocated items of income and gain in an amount and a manner sufficient to eliminate, to the extent required by the Treasury Regulations, such deficit balance as quickly as possible. This Section 6.03(c) is intended to comply with the alternate test for economic effect set forth in Treasury Regulations Section l.704-l(b)(2)(ii)(d) and shall be interpreted and applied in a manner consistent therewith.

     (d) Allocations that otherwise would be made to a Shareholder under the provisions of this Article 6 instead shall be made to the beneficial owner of Company Securities held by a nominee in any case in which the nominee has furnished the identity of such beneficial owner to the Company in accordance with section 6031(c) of the Code and the Treasury Regulations thereunder.

     6.04  Withholding.  Notwithstanding any other provision of this Agreement,
           -----------
the Company shall comply with any withholding requirements under federal, state or local law and shall remit amounts withheld to and file required forms with applicable taxing authorities. To the extent that the Company is required to withhold and pay over any amounts to any taxing authority with respect to distributions or allocations to any Shareholder, the amount withheld shall be deemed to be a recourse loan by the Company to such Shareholder and shall not be deemed to be a distribution to such Shareholder. The amount of such payments made with respect to such Shareholder, plus interest thereon from the date of each such payment until such amount is repaid to the Company at an interest rate per annum equal to the prime rate plus two percent (2%) as published in The Wall Street Journal from time to time, shall be repaid to the Company (i) upon demand by the Company, (ii) by deduction from any dividends, distributions, redemption payments or liquidation distributions payable to such Shareholder pursuant to this Agreement or (iii) by earlier payment by such Shareholder to the Company, in each case as determined by the Board of Directors in its sole discretion. In the event of any claimed over-holding, Shareholders shall be limited to an action against the applicable taxing authority. Each Shareholder agrees to furnish the Company such forms or other documentation as are necessary to assist the Company in determining the extent of, and in fulfilling, its withholding obligations.

     6.05  Distributions.  Shareholders shall receive periodic dividends, if
           -------------
any, redemption payments and liquidation distributions in accordance with the terms of the applicable Company Securities.

                                   ARTICLE 7
                                   MANAGEMENT

     7.01  Management of the Company's Affairs.  As provided in this Agreement
           -----------------------------------
all management powers over the business and affairs of the Company shall be exclusively vested in the Board of Directors and, subject to the direction of the Board of Directors, the Officers (who, together with the Board of Directors of the Company shall collectively constitute "managers" of the Company within
                                              --------
the meaning of the Act). No Shareholder, by virtue of having the status of a Shareholder, shall have any management power over the business and affairs of the Company or actual or apparent authority to enter into contracts on behalf of, or to otherwise bind, the Company. Except as otherwise specifically provided in this Agreement, the authority and functions of the Board of Directors on the one hand and of the Officers on the other shall be identical to the authority and functions of the board of directors and officers, respectively, of a corporation organized under the Delaware General Corporation Law. Thus, except as otherwise specifically provided in this Agreement, the business affairs of the Company shall be managed under the direction of the Board of Directors, and the day-to-day activities of the Company shall be conducted on the Company's behalf by the Officers. In addition to the powers that now or hereafter can be granted to managers under the Act and to all other powers granted under any other provision of this Agreement, the Board of Directors (subject to Section 7.03) and the Officers (subject to Section 7.04 and the direction of the Board of Directors) shall have full power and authority to do all things on such terms as they, in their sole discretion, may deem necessary or appropriate to conduct, or cause to be conducted, the business of the Company, including (a) the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness and the incurring of any other obligations; (b) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Company; (c) subject to the requirements of Section 7.11 and
Article 12, the merger or other combination of the Company with or into another Person; (d) the use of the assets of the Company (including cash on hand) for any purpose consistent with the terms of this Agreement and the repayment of obligations of the Company; (e) the negotiation, execution and performance of any contracts, conveyances or other instruments; (f) the distribution of Company cash; (g) the selection, engagement and dismissal of Officers, employees and agents, outside attorneys, accountants, engineers, consultants and contractors and the determination of their compensation and other terms of employment or hiring; (h) the maintenance of such insurance for the benefit of the Company, as it deems necessary or appropriate; (i) the acquisition or disposition of assets;
(j) the formation of, or acquisition of an interest in, or the contribution of property to, any Person; (k) the control of any matters affecting the rights and obligations of the Company, including the commencement, prosecution and defense of actions at law or in equity and otherwise engaging in the conduct of litigation and the incurring of legal expense and the settlement of claims and litigation; (1) the indemnification of any Person against liabilities and contingencies to the extent permitted by law; and (m) the entering into of listing agreements with any securities exchange and the delisting of some or all of the Company Securities from, or requesting that trading be suspended on, any such exchange.

     7.02  Board of Directors.
           ------------------

     (a)   Composition; Initial Directors.  Prior to 12:01 a.m.  on the date
           ------------------------------
immediately following the Plan Effectiveness Date, the Company shall have one Director, who shall initially be Jack McDonald. At and after 12:01 a.m., on the date immediately following the Plan Effectiveness Date without any action by any party, the Board of Directors shall consist of not less than 5 nor more than 7 natural persons and shall consist of the five (5) following persons: Jack McDonald, Judy K. Mencher, Jay B. Burnham, Charles Yamarone and Dale V. Kesler. Each member of the Board of Directors (each a "Director") shall be elected as
                                               --------
provided in Section 7.02(b) and shall serve in such capacity until his successor has been elected and qualified or until such member dies, resigns or is removed. The Board of Directors may determine the number of Directors then constituting the whole Board of Directors, but the Board of Directors shall not decrease the number of Persons that constitute the whole Board of Directors if such decrease would shorten the term of any Director, nor may it increase the size during any twelve-month period in a manner that would cause the Board of Directors to elect more than two additional Directors to fill the vacancies created by such increase.

     (b)   Election of Directors.  The Directors shall be classified, with
           ---------------------
respect to the term for which they severally hold office, into three classes, as nearly equal in number as possible. Initially, one class of Directors shall serve for a term expiring at the annual meeting of Shareholders to be held in 1998, another class shall serve for a term expiring at the annual meeting of Shareholders to be held in 1999, and another class shall serve for a term expiring at the annual meeting of Shareholders to be held in 2000. Members of each class shall hold office until their successors are duly elected and qualified or until their earlier resignation or removal. At 12:01 a.m. on the date immediately following the Plan Effectiveness Date, the Board of Directors shall be classified as follows:

                         Class I (term expires in 1998)
                         ------------------------------

                                Charles Yamarone

                        Class II (term expires in l999)
                        -------------------------------

                                 Jay B. Burnham
                                 Dale V. Kesler

                        Class III (term expires in 2000)
                        --------------------------------

                                 Jack McDonald
                                Judy K. Mencher

     At each succeeding annual meeting of the Shareholders of the Corporation, the successors of the class of Directors whose term expires at that meeting shall be elected at such meeting to hold office for a term expiring at the annual meeting of Shareholders held in the third year following the year of their election.

     To be elected as a Director, a natural person must have been properly nominated for a position as a Director in accordance with Section 7.02(c) and must receive a majority of the votes cast for the position at a meeting of Shareholders held for such purpose at which a quorum is present, in person or by proxy, or if there are more than two nominees for such position, a plurality of the votes cast. Vacancies existing on the Board of Directors (including, subject to Section 7.02(a), a vacancy created by virtue of an increase in the size of the Board of Directors) shall be filled by the affirmative vote of a majority of the Directors then serving, even if less than a quorum; except that a vacancy on the Board of Directors existing by virtue of the death, resignation or removal of a member of the Board of Directors, shall be filled by the affirmative vote of at least 75% of the Directors then serving. Any Director chosen to fill a vacancy shall serve during the remainder of the term of the Director that he or she replaces. Any Director may be removed, with or without cause, by the written consent or other approval of a Majority Interest.

     (c) Nominations; Qualifications.  At least 90 days prior to the meeting of
         ---------------------------
the Shareholders at which an election of directors is to be held, the Board of Directors shall nominate its slate of persons to be presented for election at such meeting (the "Board Slate"). Other nominations for directors may be made
                   -----------
by any Shareholder, but any such Shareholder nominations must be in writing and delivered to the Secretary not less than 90 nor more than 120 days prior to the meeting of the Shareholders at which an election of directors is to be held. To be in proper written form, such Shareholder nomination must set forth in writing as to each Person whom such Shareholder proposes to nominate for election or re-election as a director all information relating to such Person as is required to be disclosed in solicitations of proxies for the election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any successor or regulation promulgated thereunder.

     (d)   Voting; Quorum; Required Vote for Action.  Unless otherwise required
           ----------------------------------------
by the Act, other Law or the provisions hereof,

           (i)    each member of the Board of Directors shall have one vote;

           (ii) the presence at a meeting of a majority of the members of the Board of Directors shall constitute a quorum at any such meeting for the transaction of business; and

           (iii) the act of a majority of the members of the Board of Directors present at such meeting at which a quorum is present shall be deemed to constitute the act of the Board of Directors.

     (e)   Meetings.  Regular meetings of the Board of Directors shall be held
           --------
at such times and places as shall be designated from time to time by resolution of the Board of Directors. Notice of such regular meetings shall not be required. Special meetings of the Board of Directors may be called by written request of any member of the Board of Directors, on at least 48 hours prior written notice to the other members. Any such notice, or waiver thereof, need not state the purpose of such meeting except as may otherwise be required by Law. Attendance of a Director at a meeting (including pursuant to the last sentence of this Section 7.02(c)) shall constitute a waiver of notice of such meeting, except where such Director attends the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Any action required or permitted to be taken at a meeting of the Board of Directors, may be taken without a meeting, without prior notice, and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by all members of the Board of Directors. Members of the Board of Directors may participate in and hold a meeting by means of conference telephone, videoconference or similar communications equipment by means of which all Persons participating in the meeting can hear each other, and participation in such meetings shall constitute presence in person at the meeting.

     (f)   Committees.  The Board of Directors may appoint one or more
           ----------
committees of the Board of Directors to consist of two or more Directors, which committee(s) shall have and may exercise such of the powers and authority of the Board of Directors with respect to the management of the business and affairs of the Company as may be provided in a written resolution of the Board of Directors. Any committee designated pursuant to this Section 7.02(f) shall choose its own chairman, shall keep regular minutes of its proceedings and report the same to the Board of Directors when requested, shall fix its own rules or procedures, and shall meet at such times and at such place or places as may be provided by such rules, or by resolution of such committee or resolution of the Board of Directors. At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum and the affirmative vote of a majority of the members present shall be necessary for the adoption by it of any resolution. Subject to the first sentence of this
Section 7.02(f), the Board of Directors may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of such committee. Subject to the first sentence of this
Section 7.02(f), in the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

     (g)   Chairman.  The Board of Directors may elect one of its members as
           --------
Chairman of the Board. The Chairman of the Board, if any, and if present and acting, shall preside at all meetings of the Board of Directors and of the Shareholders. Otherwise, the Chief Executive Officer and President, if present, acting and a director, or any other Director chosen by the Board of Directors, shall preside. Unless the Board of Directors provides otherwise, the Chairman of the Board shall be an Officer of the Company and shall have the same power and authority as the Chief Executive Officer and President.

     7.03  Restrictions on the Board of Directors' Authority.  The Board of
           -------------------------------------------------
Directors may not, without approval of the specific act by a Majority Interest, take any action in contravention of this Agreement, including, (i) any act that would make it impossible to carry on the ordinary business of the Company, except as otherwise provided in this Agreement; (ii) possessing Company property, or assigning any rights in specific Company property, for other than a Company purpose; or (iii) amending or modifying this Agreement in any manner, except as otherwise provided in this Agreement. Except as otherwise specifically provided in this Agreement or by resolution of the Board of Directors, (i) no Director or group of Directors shall have any actual or apparent authority to enter into contracts on behalf of, or to otherwise bind, the Company, nor take any action in the name of or on behalf of the Company or conduct any business of the Company other than by action of the Board of Directors taken in accordance with the provisions of this Agreement, and (ii) no Director shall have the power or authority to delegate to any other Person such Director's right and powers as a Director to manage the business and affairs of the Company.

     7.04  Officers.
           --------

     (a)   Generally.  The Board of Directors, as set forth below, will appoint
           ---------
agents (the "Officers") of the Company.  The Officers shall have such titles as
             --------
the Board of Directors shall determine, which titles and authority shall initially be those set forth in this Section 7.04.

     (b)   Titles and Number.  The Officers of the Company shall be the Chief
           -----------------
Executive Officer and President, any and all Vice Presidents, the Secretary, any Treasurer and any and all Assistant Secretaries and Assistant Treasurers. There shall be appointed from time to time, in accordance with Section 7.04(c) below, such Vice Presidents, Secretaries, Assistant Secretaries, Treasurers and Assistant Treasurers as the Board of Directors may desire. Any person may hold two or more offices, except that the offices of Chief Executive Officer and President and Secretary may not be held by the same person.

     (c)   Appointment and Term of Office.  The Officers shall be appointed by
           ------------------------------
the Board of Directors at such time and for such term as the Board of Directors shall determine. Any Officer may be removed, with or without cause, only by the Board of Directors. Vacancies in any office may be filled only by the Board of Directors.

     (d)   Chief Executive Officer and President.  Subject to the limitations
           -------------------------------------
imposed by this Agreement, any employment agreement, any employee plan or any determination of the Board of Directors, the Chief Executive Officer and President, subject to the general control of the Board of Directors, shall be the chief executive officer of the Company and, as such, shall be responsible for the management and direction of the day-to-day business and affairs of the Company, its other Officers, employees and agents, shall supervise generally the affairs of the Company and shall have full authority to execute all documents and take all actions that the Company may legally take. The Chief Executive Officer and President shall exercise such other powers and perform such other duties as may be assigned to him by this Agreement or the Board of Directors, including any duties and powers stated in any employment agreement approved by the Board of Directors.

     (e)   Vice Presidents.  In the absence of the Chief Executive Officer and
           ---------------
President, each Vice President appointed by the Board of Directors shall, except as hereinafter provided, have all of the powers and duties conferred upon the Chief Executive Officer and President, including the same power as the Chief Executive Officer and President to execute documents on behalf of the Company. Each such Vice President shall perform such other duties and may exercise such other powers as may from time to time be assigned to him by the Board of Directors or the Chief Executive Officer and President.

     (f)   Secretary and Assistant Secretaries.  The Secretary shall record or
           -----------------------------------
cause to be recorded in books provided for that purpose the minutes of the meetings or actions of the Board of Directors or the Officers, shall see that all notices are duly given in accordance with the provisions of this Agreement and as required by law shall be custodian of all records (other than financial), shall see that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed, and, in general, shall perform all duties incident to the office of Secretary and such other duties as may, from time to time, be assigned to him by this Agreement, the Board of Directors or the Chief Executive Officer and President. The Assistant Secretaries shall exercise the powers of the Secretary during that Officer's absence or inability or refusal to act.

     (g)   Treasurer and Assistant Treasurers.  The Treasurer shall keep or
           ----------------------------------
cause to be kept the books of account of the Company and shall render statements of the financial affairs of the Company in such form and as often as required by this Agreement, the Board of Directors or the Chief Executive Officer and President. The Treasurer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the Company. The Treasurer shall perform all other duties commonly incident to his office and shall perform such other duties and have such other powers as this Agreement, the Board of Directors or the Chief Executive Officer and President shall designate from time to time. The Assistant Treasurers shall exercise the power of the Treasurer during that Officer's absence or inability or refusal to act. Each of the Assistant Treasurers shall possess the same power as the Treasurer to sign all certificates, contracts, obligations and other instruments of the Company. If no Treasurer is appointed and serving or in the absence of the appointed Treasurer, or such other Officer as the Board of Directors shall select shall have the powers and duties conferred upon the Treasurer.

     (h)   Powers of Attorney.  The Board of Directors may grant powers of
           ------------------
attorney or other authority as appropriate to establish and evidence the authority of the Officers and other Persons.

     7.05  Compensation.  The Officers shall receive such compensation for their
           ------------
services as Directors or committee members as the Board of Directors shall determine. In addition, the Officers shall be entitled to be reimbursed for out-of-pocket costs and expenses incurred in the course of their service hereunder. The members of the Board of Directors who are not employees of the Company or its Subsidiaries shall receive $20,000 per annum plus $1,000 per each meeting of the Board of Directors attended as compensation for their services. The members of the Board of Directors who are not employees of the Company or its Subsidiaries shall also each receive 2,000 Common Shares per annum directly, through options or otherwise, the method of compensation and terms and conditions of which shall be determined by the Board of Directors. In addition, the members of the Board of Directors shall be entitled to be reimbursed for out-of pocket costs and expenses incurred in the course of their service hereunder.

     7.06  Indemnification.
           ---------------

     (a) To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, each Person shall be indemnified and held harmless by the Company from and against any and all losses, claims, damages, liabilities, joint or several expenses (including reasonable legal fees and expenses), judgments, fines, penalties, interest, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any such person may be involved, or is threatened to be involved, as a party or otherwise, by reason of such Person's status as (i) a present or former member of the Board of Directors or any committee thereof, (ii) a present or former Officer, employee, agent or trustee of the Company, or (iii) a Person serving at the request of the Company in another entity in a similar capacity as that referred to in the immediately preceding clauses (i) or (ii), provided, that in each case the Person described in the immediately preceding clauses (i), (ii) or (iii) (the "Indemnitee") acted in good faith and in a manner which such Indemnitee believed
-----------
to be in, or not opposed to, the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe such Indemnitee's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee acted in a manner contrary to that specified above. Any indemnification pursuant to this
Section 7.06 shall be made only out of the assets of the Company.

     (b) To the fullest extent permitted by law, expenses (including reasonable legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 7.06(a) in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 7.06.

     (c) The indemnification provided by this Section 7.06 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, as a matter of law or otherwise, both as to actions in the Indemnitee's capacity as (i) a present or former member of the Board of Directors or any committee thereof, (ii) a present or former Officer, employee, partner, agent or trustee of the Company, or (iii) a Person serving at the request of the Company in another entity in a similar capacity, and as to actions in any other capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

     (d) The Company may purchase and maintain insurance, on behalf of the members of the Board of Directors, the Officers and such other Persons as the Board of Directors shall determine, against any liability that may be asserted against or expense that may be incurred by such Person in connection with the Company's activities, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement.

     (e) For purposes of this Section 7.06, the Company shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by the Indemnitee of such Indemnitee's duties to the Company also imposes duties on, or otherwise involves services by, the Indemnitee to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute "fines" within the meaning of
Section 7.06(a); any action taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of such Indemnitee's duties for a purpose reasonably believed by such Indemnitee to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is in, or not opposed to, the best interests of the Company.

     (f) In no event may an Indemnitee subject the Shareholders to personal liability by reason of the indemnification provisions set forth in this Agreement.

     (g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.06 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

     (h) The provisions of this Section 7.06 are for the benefit of the Indemnities, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

     (i) No amendment, modification or repeal of this Section 7.06 or any provision hereof shall in any manner terminate, reduce or impair either the right of any past, present or future Indemnitee to be indemnified by the Company or the obligation of the Company to indemnify any such Indemnitee under and in accordance with the provisions of this Section 7.06 as in effect immediately prior to such amendment modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, part to such amendment, modification or repeal, regardless of when such claims may be asserted.

     (j) THE PROVISIONS OF THE INDEMNIFICATION PROVIDED IN THIS SECTION 7.06 ARE INTENDED BY THE PARTIES TO APPLY EVEN IF SUCH PROVISIONS HAVE THE EFFECT OF EXCLUDING THE INDEMNITEE FROM LEGAL RESPONSIBILITY FOR THE CONSEQUENCES OF SUCH PERSONS' NEGLIGENCE, FAULT OR OTHER CONDUCT.

     7.07  Liability.
           ---------

     (a) Notwithstanding anything to the contrary set forth in this agreement, no Indemnitee shall be liable for monetary damages to the Company, the Shareholders or any other Persons for losses sustained or liabilities incurred as a result of any act or omission if such Indemnitee acted in good faith.

     (b) Subject to its obligations and duties as set forth in this Article 7, the Board of Directors and any committee thereof may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through the Company's agents, and neither the Board of Directors nor any committee thereof shall be responsible for any misconduct or negligence on the part of any such agent appointed by the Board of Directors or any committee thereof in good faith.

     (c) Any amendment, modification or repeal of this Section 7.07 or any provision hereof shall be prospective only and shall not in any way affect the limitations on liability under this Section 7.07 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may be asserted.

     7.08  Duties of Officers and Directors.  Except as otherwise specifically
           --------------------------------
provided in this Agreement, the duties and obligations owed to the Company and to the Shareholders by the Officers of the Company and by members of the Board of Directors of the Company, and any such duties that may be owed by any Shareholder or by any affiliates of any Shareholder, shall be the same as the respective duties and obligations owed to a corporation organized under the Delaware General Corporation Law by its officers and directors and any such duties that may be owed to such corporation by any similarly situated stockholder or affiliate thereof, respectively.

     7.09  Facsimile Signatures.  In addition to the provisions for the use of
           --------------------
facsimile signatures elsewhere specifically authorized in this Agreement, facsimile signatures of any Officer or Officers of the Company may be used whenever and as authorized by the Board of Directors.

     7.10  Incorporation of Company.  The Board of Directors shall have the
           ------------------------
authority to cause the Company to reorganize into a form taxable as a corporation for U.S. federal income tax purposes. If the Board of Directors so elects, then, unless otherwise specified in the terms of the applicable Company Securities, each Shareholder shall be required and hereby consents, to contribute its Company Securities to a newly formed domestic corporation in exchange for securities of such corporation ("Newco Securities") as specified by
                                              ----------------
the terms of the applicable

Company Securities. If the terms of the applicable Company Securities do not specify the terms of the Newco Securities to be issued, then the applicable Company Securities shall be exchanged for Newco Securities with economic terms substantially similar to those of the Company Securities, to the extent reasonably possible under applicable state law. Holders of Common Shares shall exchange their Common Shares for common stock of the new corporation in proportion to their Common Shares.

     7.11  Extraordinary Transactions.  Notwithstanding any other provision in
           --------------------------
this Agreement to the contrary, without the affirmative vote of a Majority Interest the Company shall not sell all or substantially all of its assets or merge into or consolidate with any Person.

                                   ARTICLE 8
                                  TAX MATTERS

     8.01  Tax Returns.  The Tax Matters Shareholder (as defined in Section 8.03
           -----------
below) shall prepare and timely file all federal, state and local tax returns required to be filed by the Company (and make any elections in connection with each such filing). The Company shall use all reasonable efforts to furnish, by March 1 following the end of each calendar year, the tax information reasonably required by Shareholders for federal and state tax reporting purposes.

     8.02  Tax Elections.  The Company shall make or adopt the following
           -------------
elections and conventions on the appropriate tax returns:

     (a)   to adopt the calendar year as the Company's taxable year;

     (b) to adopt the accrual method of accounting and to keep a set of the Company's books and records on the method used for income tax purposes;

     (c) to elect to amortize the organizational expenses of the Company ratably over a period of 60 months as permitted by Section 709(b) of the Code; and

     (d) any election or convention the Board of Directors in its sole discretion may deem appropriate.

     8.03  Tax Matters Shareholder.  The "tax matters partner" of the Company
           -----------------------
pursuant to Section 6231(a)(7) of the Code shall be BIII Capital Partners, L.P. until changed by vote of a Majority Interest (the "Tax Matters Shareholder").
                                                   -----------------------
The Tax Matters Shareholder is authorized to represent the Company (at the Company's expense) in connection with all examinations of the Company's affairs by tax authorities, including administrative and judicial proceedings and to expend Company funds for professional services and costs associated therewith. Each Shareholder agrees to cooperate with the Tax Matters Shareholder and to take or refrain from taking any and all actions reasonably required by the Tax Matters Shareholder to conduct such proceedings.

                                   ARTICLE 9
                         BOOKS AND RECORDS, REPORTS AND
                            INFORMATION AND ACCOUNTS

     9.01  Maintenance of Books and Records.  The Company shall keep at its
           --------------------------------
principal office complete and accurate books and records of the Company, supporting documentation of the transactions with respect to the conduct of the Company's business and minutes of the proceedings of the Board of Directors, the Shareholders and each committee of the Board of Directors. The records shall include, but not be limited to, complete and accurate information regarding the state of the business and financial condition of the Company; a copy of the Organizational Certificate and this Agreement and all amendments thereto; a current list of the names and last known business, residence, or mailing addresses of all Directors and Officers; and the Company's federal, state and local tax returns for the Company's six most recent tax years.

     9.02  Reports and Information.
           -----------------------

     (a) On or before the 120th day following the end of each fiscal year of the Company, the Board of Directors shall cause each Shareholder to be furnished a balance sheet, an income statement, and a statement of changes in financial condition of the Company for, or as of the end of, that year certified by a recognized firm of certified public accountants. These financial statements must be prepared in accordance with generally accepted accounting principles generally employed for accrual basis records consistently applied (except as therein noted) and must be accompanied by a report of the certified public accountants certifying the statements and stating that (i) their examination was made in accordance with generally accepted auditing standards and, in their opinion, the financial statements fairly present the financial position, financial results of operations, and changes in financial condition in accordance with accounting principles employed for accrual basis records consistently applied (except as therein noted) and (ii) in making the examination and reporting on the financial statements described above, nothing came to their attention that caused them to believe that (A) the income and revenues were not paid or credited in accordance with the financial and accounting provisions of this Agreement, (B) the costs and expenses were not charged in accordance with the financial and accounting provisions of this Agreement, or, specifying the nature and period of existence of the failure. On or before the 45th day following the end of each fiscal quarter of the Company, the Board of Directors shall cause each Shareholder to be furnished an unaudited balance sheet, income statement, and statement of changes in financial condition of the Company for, or as of the end of, that quarter, prepared in accordance with generally accepted accounting principles generally employed for accrual basis records consistently applied (except as noted therein). The Board of Directors also may cause to be prepared or delivered such other reports as they may deem appropriate. The Company shall bear the costs of all these reports. Notwithstanding the foregoing, the Company shall be deemed to nave complied with the requirements of this Section 9.02 so long as the Company is a reporting company registered under the Securities Exchange Act of 1934, and files in a timely manner the periodic reports required of it under the rules and regulations promulgated thereunder.

     (b) In addition to the other rights specifically set forth in this Agreement and subject to such reasonable standards (including standards governing what information and documents are to be furnished and at what time and location and at whose expense) as may be established by the Board of Directors or any Officer, each Shareholder is entitled to all information to which a member of a Delaware limited liability company is entitled to have access pursuant to the Act under the circumstances and subject to the conditions therein stated.

     9.03  Accounts.  The Board of Directors may establish one or more separate
           --------
bank and investment accounts and arrangements for the Company, which shall be maintained in the Company's name with financial institutions and firms that the Board of Directors determines.

                                   ARTICLE 10
                    DISSOLUTION, WINDING-UP AND TERMINATION

     10.01 Dissolution.
           -----------

     (a) The Company shall dissolve and its affairs shall be wound up on the first to occur of the following events (each a "Dissolution Event"):
                                                -----------------

           (i)    the consent of a Supermajority Interest;

           (ii)   entry of a decree of judicial dissolution of the Company under
     Section 18-802 of the Act; or

           (iii) if such resignation, dissolution or Bankruptcy occurs during the period during which the transfer restrictions set forth in Section 3.08(b) are in force, upon the resignation, dissolution or Bankruptcy of BIII Capital Partners, L.P., unless Shareholders holding Company Securities representing a majority in interest in the profits and assets of the Company (as determined by the Board of Directors in accordance with the standards set forth in Revenue Procedure 94-46, 1994-2 C.B. 688) consent to the continuation of the Company within 90 days of such event.

     (b) Except as provided in Section 10.01(a)(iii), the death, resignation, dissolution or Bankruptcy of any Shareholder shall not constitute a Dissolution Event (and the business of the Company shall be continued after such event).

     10.02 Winding-Up and Termination.
           --------------------------

     (a) On the occurrence of a Dissolution Event, the Board of Directors shall select one more Persons to act as liquidator. The liquidator shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act. The costs of winding up shall be borne as a Company expense. Until final distribution, the liquidator shall continue to operate the Company properties with all of the power and authority of the Board of Directors.

     (b) Any assets of the Company remaining at the conclusion of the winding-up process shall be distributed among the Shareholders in accordance with their respective relative rights and preferences to liquidating distributions specified in Article 4 or in the Designation authorizing the issuance of their respective Company Securities. All distributions in kind to the Shareholders shall be made subject to the liability of each distributee for costs, expenses, and liabilities theretofore incurred or for the payment of which the Company has committed prior to the date of termination. The distribution of cash or property to a Shareholder in accordance with the provisions of this Section 10.02(b) constitutes a complete return to the Shareholder of its Capital Contributions and a complete distribution to the Shareholder of its share of all the Company's property and constitutes a compromise to which all Shareholders have consented within the meaning of Section 18-502(b) of the Act.

     (c) On completion of such final distribution, the liquidator shall file a Certificate of Cancellation with the Secretary of State of the State of Delaware, cancel any other filings made pursuant to Section 2.05, and take such other actions as may be necessary to terminate the existence of the Company.

     10.03 Deficit Capital Accounts.  No Shareholder shall have any obligation
           ------------------------
to restore any negative balance in its Capital Account upon liquidation of the Company.

                                   ARTICLE 11
                       ACQUISITION BY COMPANY OF COMPANY
                                   SECURITIES

     11.01 Purchase or Sale of Company Securities.  Unless otherwise provided
           --------------------------------------
in this Agreement or as otherwise provided with respect to a series of Preferred Shares in any Designation creating such series, the Board of Directors may cause the Company to purchase, redeem or otherwise acquire Company Securities. Upon acquisition thereof the Certificates representing such Company Securities shall be canceled, and such Company Securities shall no longer be considered issued or outstanding for any purpose.

                                   ARTICLE 12
                            AMENDMENT OF AGREEMENT;
                       SHAREHOLDER MEETINGS; RECORD DATE

     12.01 Amendment to be Adopted Solely by the Board of Directors.  Each
           --------------------------------------------------------
Shareholder agrees that the Board of Directors, without the approval of any Shareholder, may amend any provision of this Agreement, and (pursuant to the powers of attorney granted in Section 2.09) may execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

     (a) a change in the name of the Company, the location of the principal place of business of the Company, the registered agent of the Company or the registered office of the Company;

     (b) a change that, in the sole discretion of the Board of Directors, is reasonable and necessary or appropriate to qualify or continue the qualification of the Company as a limited liability company or an entity in which the Shareholders have limited liability under the laws of any state or that is necessary or advisable in the opinion of the Board of Directors to ensure that the Company will not be treated as an association taxable as a corporation or otherwise taxed as an entity for federal income tax purposes;

     (c) a change (i) that, in the sole discretion of the Board of Directors, does not adversely affect the Shareholders in any material respect, (ii) that is necessary or desirable to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including, without limitation, the Act) or that is necessary or desirable to facilitate the trading of Company Securities (including, without limitation the division of Company Securities into different classes to facilitate uniformity of tax consequences within such class of Company Securities) or comply with any rules, regulation, guidelines or requirement of any securities exchange on which Company Securities are or will be listed for trading, compliance with any of which the Board of Directors determines in its sole discretion to be in the best interests of the Company and the Board of Directors or (iii) that is required to effect the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement;

     (d) an amendment that is necessary, in the Opinion of Counsel, to prevent the Company or its Directors or Officers or affiliates from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, whether or not substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

     (e) subject to the terms of Section 4.03, an amendment that the Board of Directors determines in its sole discretion to be necessary or appropriate in connection with the authorization for issuance of any class or series of Company Securities;

     (f) any amendment expressly permitted in this Agreement to be made by the Board of Directors acting alone;

     (g) an amendment that, in the sole discretion of the Board of Directors, is necessary or desirable to reflect, account for and deal with appropriately the formation by the Company of, or investment by the Company in, any corporation, partnership, joint venture, limited liability company or other Person, in connection with the conduct by the Company of activities permitted by the terms of Section 2.04; or

     (h)   any other amendments substantially similar to the foregoing.

     12.02 Amendment Procedures.  Except as provided in Sections 12.01 and
           --------------------
12.03, all amendments to this Agreement shall be made in accordance with the following requirements. Amendments to this Agreement may be proposed only by or with the consent of the Board of Directors. A proposed amendment shall be effective upon its approval by the holders or at least a Majority Interest unless a greater or different percentage is required under this Agreement. Each proposed amendment that requires the approval of the holders of a specified percentage of Company Securities shall be set forth in a writing that contains the text of the proposed amendment. If such an amendment is proposed, the Board of Directors shall seek the written approval of the holders of the requisite percentage of Company Securities or call a meeting of the Shareholders to consider and vote on such proposed amendment. The Board of Directors shall notify all Record Holders upon final adoption of any such proposed amendments.

     12.03  Amendment Requirements.
            ----------------------

     (a) Notwithstanding the provisions of Sections 12.01 and 12.02, no provision of this Agreement or any Designation that establishes a specified percentage of Company Securities, the approval of the holders of which is required to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of reducing such voting requirements unless such amendment is approved by the written consent or the affirmative vote of Shareholders whose aggregate Company Securities constitute not less than the voting requirement sought to be reduced.

     (b) Notwithstanding the provisions of Sections 12.01 and 12.02, no amendment to this Agreement may enlarge the obligations of any Shareholder without its consent.

     (c) Notwithstanding the provisions of Section 12.01 and 12.02, any amendment that would have an adverse effect in any way on the powers, rights or preferences of any class or series of Company Securities must be approved by the holders of not less than two-thirds of the Company Securities of the class or series affected.

     (d) This Section 12.03 may be amended only with the approval of the holders of at least a Supermajority Interest.

     12.04  Meetings.  All acts of Shareholders to be taken hereunder shall be
            --------
taken in the manner provided in this Article 12. Meetings of the Shareholders may be called by the Board of Directors or by Shareholders owning at least twenty-five percent (25%) of the Company Securities of the class or classes for which a meeting is proposed. Shareholders shall call a meeting by delivering to the Board of Directors one or more requests in writing stating that the signing Shareholders wish to call a meeting and indicating the general or specific purposes for which the meeting is to be called. Within 60 days after receipt of such a call from Shareholders or within such greater time as may be reasonably necessary for the Company to comply with any statutes, rules, regulations, listing agreements or similar requirements governing the holding of a meeting or the solicitation of proxies for use at such meeting, the Board of Directors shall send a notice of the meeting to the Shareholders either directly or indirectly through the Transfer Agent. A meeting shall be held at a time and place determined by the Board of Directors on a date not more than 60 nor less than 10 days after the mailing of notice of the meeting.

     12.05  Notice of a Meeting.  Notice of a meeting called pursuant to Section
            -------------------
12.04 shall be given to the Record Holders in writing by mail or other means of written communication in accordance with Section 13.02. The notice shall be deemed to have been given at the time when deposited in the mail or sent by other means of written communication.

     12.06  Record Date.  For purposes of determining the Shareholders entitled
            -----------
to notice of or to vote at a meeting of the Shareholders or to give approvals without a meeting as provided in Section 12.11, the Board of Directors may set a Record Date, which shall not be less than 10 nor more than 60 days before (a) the date of the meeting (unless such requirement conflicts with any rule, regulation, guideline or requirement of any securities exchange on which Company Securities are listed for trading, in which case the rule, regulation, guideline or requirement of such exchange shall govern) or (b) in the event that approvals are sought without a meeting, the date by which Shareholders are requested in writing by the Board of Directors to give such approvals.

     12.07  Adjournment.  When a meeting is adjourned to another time or place,
            -----------
notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than 45 days. At the adjourned meeting, the Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 45 days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article 12.

     12.08  Waiver of Notice; Approval of Meeting; Approval of Minutes.  The
            ----------------------------------------------------------
transaction of any meeting of Shareholders, however called and noticed, and whenever held, shall be as valid as if conducted at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, Shareholders representing such quorum who were present in person or by proxy and entitled to vote, sign a written waiver of notice or an approval of the holding of the meeting or an approval of the minutes thereof. All waivers and approvals shall be filed with the Company records or made a part of the minutes of the meeting. Attendance of a Shareholder at a meeting shall constitute a waiver of notice of the meeting, except when the Shareholder does not approve, at the beginning of the meeting, of the transaction of any business because the meeting is not lawfully called or convened; and except that attendance at a meeting is not a waiver of any right to disapprove the consideration of matters required to be included in the notice of the meeting, but not so included, if the disapproval is expressly made at the meeting.

     12.09  Quorum.  The holders of 50% of the Company Securities of the class
            ------
or classes for which a meeting has been called represented in person or by proxy shall constitute a quorum at a meeting of Shareholders of such class or classes unless any such action by the Shareholders requires approval by holders of more than 50% of such Company Securities, in which case the quorum shall be such greater amount. At any meeting of the Shareholders duly called and held in accordance with this Agreement at which a quorum is present, the act of Shareholders holding Company Securities in the aggregate representing a majority of the Company Securities entitled to vote and present in person or by proxy at such meeting shall be deemed to constitute the act of all Shareholders, unless a greater or different percentage is required with respect to such action under the provisions of this Agreement, in which case the act of the Shareholders holding Company Securities that in the aggregate represent at least such greater or different percentage shall be required. The Shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by the required percentage of Company Securities specified in this Agreement. In the absence of a quorum, any meeting of Shareholders may be adjourned from time to time by the affirmative vote of a majority of the Company Securities represented either in person or by proxy, but no other business may be transacted, except as provided in Section 12.07.

     12.10  Conduct of Meeting.  The Board of Directors shall have full power
            ------------------
and authority concerning the manner of conducting any meeting of the Shareholders or solicitation of approvals in writing, including, without limitation, the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of Section 12.04, the conduct of voting, the validity and effect of any proxies and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The Board of Directors shall designate a Person to serve as chairman of any meeting and shall further designate a Person to take the minutes of any meeting. All minutes shall be kept with the records of the Company. The Board of Directors may make such other regulations consistent with applicable law and this Agreement as it may deem advisable concerning the conduct of any meeting of the Shareholders or solicitation of approvals in writing, including, without limitation, regulation in regard to the appointment of proxies, the appointment and duties of inspectors of votes and approvals, the submission and examination of proxies and other evidence of the right to vote, and the revocation of approvals in writing.

     12.11  Action Without a Meeting.  Any action that may be taken at a meeting
            ------------------------
of the Shareholders may be taken without a meeting if an approval in writing setting forth such action is signed by Shareholders owning not less than the minimum percentage of the Company Securities that would be necessary to authorize or take such action at a meeting at which all the Shareholders were present and voted. Prompt notice of the taking of action without a meeting shall be given to the Shareholders who have not approved in writing. The Board of Directors may specify that any written ballot submitted to Shareholders for the purpose of taking any action without a meeting shall be returned to the Company within the time period, which shall be not less than 20 days, specified by the Board of Directors. If a ballot returned to the Company does not vote all of the Company Securities held by the Shareholder, the Company shall be deemed to have failed to receive a ballot for the Company Securities that were not voted. If approval of the taking of any action by the Shareholders is solicited by any Person other than by or on behalf of the Board of Directors, the written approvals shall have no force and effect unless and until (a) they are deposited with the Company in care of the Board of Directors, (b) approvals sufficient to the action proposed are dated as of a date not more than 90 days prior to the date sufficient approvals are deposited with the Company and (c) an Opinion of Counsel is delivered to the Board of Directors to the effect that the exercise of such right and the action proposed to be taken with respect to any particular matter is permissible under the state statutes then governing the rights, duties and liabilities of the Company and the Shareholders.

     12.12  Voting and Other Rights.
            -----------------------

     (a) Only those Record Holders of Company Securities on the Record Date set pursuant to Section 12.06 (and also subject to the limitations contained in the definition of "Outstanding" in Section 1.01) shall be entitled to notice of, and to vote at, a meeting of Shareholders or to act with respect to matters as to which the holders of the Company Securities have the right to vote or to act. All references in this Agreement to votes of, or other acts that may be taken by, the Company Securities shall be deemed to be references to the votes or acts of the Record Holders of such Company Securities.

     (b) With respect to Company Securities that are held for a Person's account by another Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name such Company Securities are registered, such broker, dealer or other agent shall, in exercising the voting rights in respect of such Company Securities on any matter, and unless the arrangement between such Persons provides otherwise, vote such units in favor of, and at the direction of, the Person who is the beneficial owner, and the Company shall be entitled to assume it is so acting without further inquiry.

                                   ARTICLE 13
                               GENERAL PROVISIONS

     13.01  Offset.  Whenever the Company is to pay any sum to any Shareholder,
            ------
any amounts that Shareholder owes the Company may be deducted from that sum before payment.

     13.02  Notices.  Except as expressly set forth to the contrary in this
            -------
Agreement, all notices, requests or consents provided for or permitted to be given under this Agreement must be in writing and must be delivered to the recipient in person, by courier or mail; and a notice, request or consent given under this Agreement is effective on receipt by the Person to receive it. Whenever any notice is required to be given by Law, the Organizational Certificate or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

     13.03  Effect of Waiver or Consent.  A waiver or consent, express or
            ---------------------------
implied, to or of any breach or default by any Person in the performance by that Person of its obligations with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person with respect to the Company. Failure on the part of a Person to complain of any act of any Person or to declare any Person in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute of limitations period has run.

     13.04  Binding Effect.  This Agreement is binding on and shall inure to the
            --------------
benefit of the Shareholders and their respective heirs, legal representatives, successors, and permitted assigns.

     13.05  Governing Law; Severability.  THIS AGREEMENT IS GOVERNED BY AND
            ---------------------------
SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION. In the event of a direct conflict between the provisions of this Agreement and (a) any provision of the Organizational Certificate, or (b) any mandatory, non-waivable provision of the Act, such provision of the Organizational Certificate or the Act shall control. If any provision of the Act provides that it may be varied or superseded in the limited liability company agreement (or otherwise by agreement of the members or managers of a limited liability company), such provision shall be deemed superseded and waived in its entirety if this Agreement contains a provision addressing the same issue or subject matter. If any provision of this Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision to other Persons or circumstances is not affected thereby and that provision shall be enforced to the greatest extent permitted by Law.

     13.06  Further Assurances.  In connection with this Agreement and the
            ------------------
transactions contemplated hereby, each Shareholder shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

     13.07  Waiver of Certain Rights.  Each Shareholder irrevocably waives any
            ------------------------
right it may have to maintain any action for dissolution of the Company or for partition of the property of the Company.

     13.08  Counterparts.  This Agreement may be executed in any number of
            ------------
counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Shareholders have executed this Agreement as of the date first set forth above.

                              Shareholders:

                                       /s/ Jack McDonald
                                    --------------------------
                                    Name:  Jack McDonald
                                    Date of Execution: 8/28/97

                           New Millennium Homes, LLC
                               First Amendment to
                      Limited Liability Company Agreement
                      -----------------------------------

     This First Amendment is entered into as of November 5, 1997 for the purpose of amending the Limited Liability Company Agreement of New Millennium Homes, LLC dated August 28, 1997 (the "LLC Agreement"). All capitalized terms used herein without definition shall have the meanings ascribed to them in the LLC Agreement.

     WHEREAS, in accordance with Article 12 of the LLC Agreement, the undersigned Shareholders of the Company representing at least a Majority Interest desire to amend Section 3.08(b) to allow for transfers of Common Shares with the prior written consent of BIII Capital Partners, L.P., Jack L. McDonald, Charles Yamarone and Dale V. Kesler, subject to restrictions contained elsewhere in the LLC Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

Section 1.  Amendment to Partnership Agreement.
---------   ----------------------------------

     In accordance with Article 12 of the LLC Agreement, Section 3.08(b) is hereby deleted and replaced in its entirety with the following:

            (b) During the Company's first taxable year, and until such time, if ever, that the State of California adopts rules for determining the status of an entity as a partnership or as an association taxable as a corporation that are substantially similar to the rules in Treasury Regulations (S)(S) 301.7701-2, -3 and -4, Company Securities may be Transferred, subject to the provisions of 3.08(c), with the prior written consent of each of BIII Capital Partners, L.P., Jack L. McDonald, Charles Yamarone and Dale V. Kesler, which consent may be granted or withheld in such Shareholders' sole and absolute discretion, provided, however, that
                                                      --------  -------
     the consent of any of the foregoing shall only be required so long as such party is a Shareholder. In the event that any of the foregoing are no longer Shareholders, then the Board of Directors shall have the power to amend this Section in order to replace such party with another Shareholder for the purposes of this Section 3.08(b), in the sole discretion of the Board.

Section 2.  Construction of LLC Agreement.
---------   -----------------------------

     The LLC Agreement and this First Amendment shall be read together and shall have the same force and effect as if the provisions of the LLC Agreement and this First Amendment were contained in one document. Except as expressly amended by this First Amendment, the LLC Agreement shall remain in full force and effect in accordance with its terms.

Section 3.  Counterparts.
---------   ------------

     This First Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                                 [END OF TEXT]

     IN WITNESS WHEREOF, the undersigned have executed this First Amendment as of the date first set forth above.

                              Robert L. Berger and Associates, Inc., as escrow agent

                              By:     /s/ Robert L. Berger
                                 -----------------------------------------------
                                 Name:    Robert L. Berger
                                 Title:   President

                              Estate of Baldwin Builders, a California corporation

                              By:
                                 -----------------------------------------------
                                 Name:
                                 Title:

                                 /s/ Jack L. McDonald
                                 -----------------------------------------------
                                     Jack L. McDonald

                                 /s/ Albert Fried, Jr.
                                 -----------------------------------------------
                                     Albert Fried, Jr.


                              BancBoston Investments, Inc.

                              By:
                                 -----------------------------------------------
                                 Name:
                                 Title:

                              B III Capital Partners, L.P.
                              By: DDJ Capital III, LLC, its General Partner
                              By: DDJ Capital Management, LLC, Manager

                              By:    /s/ Judy K. Mencher
                                 -----------------------------------------------
                                 Name:   Judy K. Mencher
                                 Title:  Member

                              Charles N.  Mathewson Trust

                              By:
                                 -----------------------------------------------
                                 Name:
                                 Title:

                              DayStar Special Situations Fund, L.P.

                              By:    /s/ Bruce W. Gregory
                                 -----------------------------------------------
                                 Name:   Bruce W. Gregory
                                 Title:  Managing Director

                              DayStar LLC, as agent

                              By:    /s/ Bruce W. Gregory
                                 -----------------------------------------------
                                 Name:   Bruce W. Gregory
                                 Title:  Managing Director

                              DFG Corporation

                              By:
                                 -----------------------------------------------
                                 Name:
                                 Title:

                              FAMCO Income Partners, L.P.

                              By:
                                 -----------------------------------------------
                                 Name:
                                 Title:

                              FAMCO Offshore, LTD.

                              By:
                                 -----------------------------------------------
                                 Name:
                                 Title:

                              FAMCO Value Income Partners, L.P.

                              By:
                                 -----------------------------------------------
                                 Name:
                                 Title:

                              Goldman Sachs & Co.

                              By:
                                 -----------------------------------------------
                                 Name:
                                 Title:

                              Highbridge International LDC

                              By:
                                 -----------------------------------------------
                                 Name:
                                 Title:

                              Ingalls & Snyder Value Partners, L.P.

                              By:   /s/ Thomas O. Boucher, Jr.
                                 -----------------------------------------------
                                 Name:  Thomas O. Boucher, Jr.
                                 Title: General Partner

                              International Game Technology

                              By:
                                 -----------------------------------------------
                                 Name:
                                 Title:

                              Koch Industries, Inc.

                              By:
                                 -----------------------------------------------
                                 Name:
                                 Title:

                              Life Insurance Company of the Southwest

                              By:
                                 -----------------------------------------------
                                 Name:
                                 Title:

                              Merrill Lynch Phoenix Fund, Inc.

                              By:
                                 -----------------------------------------------
                                 Name:
                                 Title:

                              National Life Insurance Company

                              By:
                                 -----------------------------------------------
                                 Name:
                                 Title:

                              ZPG Securities, LLC

                              By:
                                 -----------------------------------------------
                                 Name:
                                 Title:

                                 /s/ Judy K. Mencher
                                 -----------------------------------------------
                                     Judy K. Mencher

                                 /s/ Jay B. Burnham
                                 -----------------------------------------------
                                     Jay B. Burnham

                                 /s/ Charles Yamarone
                                 -----------------------------------------------
                                     Charles Yamarone

                                 /s/ Dale V. Kesler
                                 -----------------------------------------------
                                     Dale V. Kesler

                                 /s/ Gregory R. Petersen
                                 -----------------------------------------------
                                     Gregory R. Petersen

                                 /s/ J. Karl Kreutzer
                                 -----------------------------------------------
                                     J. Karl Kreutzer

                                 /s/ Cynthia Shaffer
                                 -----------------------------------------------
                                     Cynthia Shaffer

                                 /s/ Louis J. Malone
                                 -----------------------------------------------
                                     Louis J. Malone

                                 /s/ David Bedillion
                                 -----------------------------------------------
                                     David Bedillion

                                 /s/ James M. Schliep
                                 -----------------------------------------------
                                     James M. Schliep

                           New Millennium Homes, LLC
                              Second Amendment to
                      Limited Liability Company Agreement
                      -----------------------------------

     This Second Amendment is entered into as of November 7, 1997 for the purpose of amending the Limited Liability Company Agreement of New Millennium Homes, LLC dated August 28, 1997 (the "LLC Agreement"). All capitalized terms used herein without definition shall have the meanings ascribed to them in the LLC Agreement.

     WHEREAS, in order to reflect the issuance and grant of certain additional Common Shares of New Millennium Homes, LLC (the "Company") to each of the members of the Board of Directors that is not an employee of the Company or any of its subsidiaries (the "Outside Directors") in the Capital Account balances for all Shareholders;

     WHEREAS, in order to reflect the issuance and grant of certain additional Common Shares of the Company to certain employees of the Company and/or its subsidiaries; and

     NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

Section 1.  Amendment to Partnership Agreement.
---------   ----------------------------------

     In order to reflect the issuance of additional Common Shares to the Outside Directors and the Grantees in the Capital Account balances for all Shareholders,

Schedule 1 to the LLC Agreement is hereby deleted in its entirety and replaced
----------
with the Schedule 1 attached hereto pursuant to Section 5.04 of the LLC
         ----------
Agreement.

Section 2.  Construction of LLC Agreement.
---------   -----------------------------

     The LLC Agreement and this First Amendment shall be read together and shall have the same force and effect as if the provisions of the LLC Agreement and this First Amendment were contained in one document. Any provision of the LLC Agreement not amended by this First Amendment shall remain in full force and effect as provided in the LLC Agreement immediately prior to the date hereof.

Section 3.  Counterparts.
---------   ------------

     This First Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the undersigned have executed this Second Amendment as of the date first set forth above.


                                                   /s/
                                 -----------------------------------------------
                                 Jack L. McDonald


                                                   /s/
                                 -----------------------------------------------
                                 Judy K. Mencher


                                                   /s/
                                 -----------------------------------------------
                                 Jay B. Burnham


                                                   /s/
                                 -----------------------------------------------
                                 Charles Yamarone


                                                   /s/
                                 -----------------------------------------------
                                 Dale V. Kesler

                                   SCHEDULE 1
                                   ----------

                                Capital Accounts
                                ----------------


Jack L. McDonald                                                     $              0
Baldwin Builders                                                            2,295,081.67
Robert Berger and Associates, as escrow agent                              56,311,475.40
Koch Industries, Inc.                                                         650,533.45
Ingalls & Snyder Value LLC                                                    520,426.77
Merrill Lynch Phoenix Fund, Inc.                                            2,114,233.72
Albert Fried, Jr.                                                              65,053.34
BIII Capital Partners, L.P.                                                 3,024,980.53
BIII Capital Partners, L.P.                                                   260,213.38
DayStar Partners, L.P.                                                      1,561,280.27
DayStar Partners, L.P.                                                      1,951,600.35
National Life Insurance Company                                               455,373.41
Life Insurance Company of the Southwest                                       195,160.01
Highbridge International LLC                                                1,951,600.37
Goldman Sachs & Co.                                                         1,301,066.91
Charles N.  Mathewson Trust                                                    68,306.01
FAMCO Value Income Partners, L.P.                                             923,838.84
FAMCO Income Partners, L.P.                                                   292,740.05
FAMCO Offshore, LTD.                                                          221,151.45
DFG Corporation                                                               292,740.05
ZPG Securities, LLC                                                            68,306.01
International Game Technology                                                  84,517.94
BancBoston Investments, Inc.                                                  390,320.07
Gregory R. Petersen                                                                 0
J. Karl Kreutzer                                                                    0
Louis J. Malone                                                                     0
David Bedillion                                                                     0
James M. Schliep                                                                    0
Judy K. Mencher                                                                     0
Jay B. Burnham                                                                      0
Dale V. Kesler                                                                      0
Charles Yamarone                                                                    0